EXHIBIT 23.2


CONSENT OF DELOITTE & TOUCHE LLP
We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 15, 1994, appearing in the Annual
Report on Form 10-K of 3Com Corporation for the year ended
May 31, 1994.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
San Jose, California
August 23, 1994